Exhibit 99.1

 Cantel Medical Reports Financial Results for its Second Quarter Fiscal Year 2020
Dental and Life Sciences with solid performance, Medical below expectations
•Net sales of $288.5M, up 28.5%, with organic sales growth of 1.3%
•GAAP diluted EPS of $(0.05), down 111.1%
•Non-GAAP diluted EPS of $0.61, up 7.0%
•GAAP net loss of $2.3M, down 112.0%
•Non-GAAP net income of $25.8M, up 9.5%
Little Falls, New Jersey- (March 5, 2020) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its second quarter ended January 31, 2020.

Second quarter 2020 net sales were $288.5M, up 28.5% compared to the prior year. Excluding the impact from foreign currency, net sales increased by 28.7%, primarily driven by the impact from acquisitions of 27.4% and organic growth of 1.3%.

Second quarter 2020 GAAP earnings per diluted share decreased 111.1% to $(0.05), compared to GAAP earnings per diluted share of $0.45 in the prior year period. GAAP earnings per diluted share was negatively impacted by higher amortization and one-time acquisition related costs associated with Hu-Friedy.

Second quarter 2020 non-GAAP earnings per diluted share increased 7.0% to $0.61, compared to non-GAAP earnings per diluted share of $0.57 in the prior year period.

With the acquisition of Hu-Friedy, the Company’s balance sheet has changed from historical trends. The second quarter ended with cash of $58.7M and gross debt of $925.3M, while generating adjusted EBITDAS of $55.8M in the quarter, up 31.6%.

Second quarter financial results and key updates:
•Solid Dental revenue performance, organic +2.9% for the quarter and +7.5% on a year to date basis
•Hu-Friedy (HF) integration performing ahead of expectations, organic growth for HF in the high single digits
•Life Sciences organic revenue growth of +1.6%, better than previous guidance
•Operating Cash and CAPEX return to traditional levels
•Medical organic revenue growth of 2.2%, which was softer than anticipated due primarily to capital equipment
•Two key new product launches inclusive of DEFENDOTM Single-use Cleaning Adapter and SCOPE BUDDYTM PLUS performing as expected

George Fotiades, President and Chief Executive Officer, stated, “Reported sales and non-GAAP earnings showed continued growth this quarter and we are pleased with the progression we are seeing in the Dental segment, where both the integration of Hu-Friedy and organic growth in our legacy business is off to a terrific start. In Medical, we had expected similar performance to the first quarter, however capital equipment placements came in below our expectations. On a positive note, the second quarter launch of our new cleaning adapter and SCOPE BUDDYTM PLUS have been successful and we anticipate continued strong performance into the second half of our fiscal year.”

Based off the softer Medical performance and assumed procedure impact in China due to COVID19, the Company is revising their current year non-GAAP diluted EPS guidance to $2.58 - $2.61.

Company launches CANTEL 2.0

On the earnings call today, the Company will discuss a new set of initiatives, known as CANTEL 2.0, that are designed to accelerate growth. Commenting on the go-forward plan, Peter Clifford, EVP and Chief Operating Officer, stated, “We are looking forward to sharing the potential of the new plan we have developed. While there is specific emphasis on the Medical business, we have many promising opportunities across the Company that we believe can drive sustainable revenue and earnings growth in the future.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its second quarter ended January 31, 2020 on Thursday, March 5, 2020 at 8:30 a.m. Eastern Time.

To participate in the conference call, dial 1-844-369-8770 (US & Canada) or 1-862-298-0840 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, March 5, 2020 through midnight on April 4, 2020 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 58655.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel website for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Net sales	$288,498	$224,538	$545,744	$450,127

Cost of sales	166,254	119,863	307,631	240,203

Gross profit	122,244	104,675	238,113	209,924

Expenses:
Selling	44,740	33,198	83,151	67,156
General and administrative	62,051	37,358	117,338	73,893
Research and development	7,857	7,923	15,604	15,001
Total operating expenses	114,648	78,479	216,093	156,050

Income from operations	7,596	26,196	22,020	53,874

Interest expense, net	10,250	2,207	15,969	4,233
Other income, net	—	(1,313)	—	(1,313)

(Loss) income before income taxes	(2,654)	25,302	6,051	50,954

Income taxes	(391)	6,502	2,547	12,912

Net (loss) income	$(2,263)	$18,800	$3,504	$38,042

(Loss) earnings per common share - diluted	$(0.05)	$0.45	$0.08	$0.91

Dividends declared per common share	$0.11	$0.10	$0.11	$0.10

Weighted average shares - diluted	42,561,178	41,686,043	42,390,119	41,701,653

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31, 2020	July 31, 2019
Assets
Cash and cash equivalents	$58,730	$44,535
Accounts receivable, net	168,878	146,910
Inventories, net	184,177	138,234
Prepaid expenses and other current assets	25,963	22,117
Right-of-use assets, net	52,014	—
Property and equipment, net	230,023	185,242
Intangible assets, net	496,735	141,513
Goodwill	656,612	378,109
Other long-term assets	10,808	9,425
Deferred income taxes	6,958	4,281
Total assets	$1,890,898	$1,070,366

Liabilities and stockholders’ equity
Current liabilities	$203,991	$151,400
Long-term debt	885,442	220,851
Deferred income taxes	29,490	29,278
Other long-term liabilities	5,371	7,300
Long-term lease liabilities	43,323	—
Stockholders’ equity	723,281	661,537
Total liabilities and stockholders’ equity	$1,890,898	$1,070,366

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended January 31,
	2020	2019
Cash flows from operating activities
Net income	$3,504	$38,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,215	9,563
Amortization	15,003	10,552
Stock-based compensation expense	5,816	6,163
Amortization of right-of-use assets	5,945	—
Deferred income taxes	(2,467)	(3,096)
Inventory step-up amortization	16,700	—
Fair value adjustments to contingent consideration	10,578	—
Other non-cash items, net	46	(154)
Changes in assets and liabilities, net of effects of acquisitions/dispositions	(25,807)	(31,876)
Net cash provided by operating activities	43,533	29,194

Cash flows from investing activities
Capital expenditures	(21,098)	(62,062)
Proceeds from sale of businesses	2,236	3,053
Acquisitions, net of cash acquired	(686,350)	(24,047)
Net cash used in investing activities	(705,212)	(83,056)

Cash flows from financing activities
Borrowings of long-term debt	400,000	—
Repayments of long-term debt	(4,750)	(5,000)
Borrowings under revolving credit facility	317,900	45,000
Repayments under revolving credit facility	(20,900)	—
Debt issuance costs	(9,234)	—
Finance lease liabilities	(209)	—
Dividends paid	(4,471)	(4,173)
Purchases of treasury stock	(3,700)	(4,355)
Net cash provided by financing activities	674,636	31,472

Effect of exchange rate changes on cash and cash equivalents	1,238	(676)

Increase (decrease) in cash and cash equivalents	14,195	(23,066)
Cash and cash equivalents at beginning of period	44,535	94,097
Cash and cash equivalents at end of period	$58,730	$71,031

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

        Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Restructuring-related and business optimization items consist of severance-related costs associated with work force reductions and other restructuring-related activities. Such costs include (i) salary continuation, (ii) bonus payments, (iii) outplacement services, (iv) medical-related premium costs and (v) accelerated stock-compensation costs. Since these restructuring-related and business optimization items often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits resulting from stock compensation are recorded as an adjustment to income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

In January 2020, we completed the disposition of a dental product line. This resulted in a pre-tax loss of $170 through general and administrative expenses for the three and six months ended January 31, 2020. Since this loss was irregular, we made an adjustment to our net income and diluted EPS to exclude this loss to arrive at our non-GAAP financial measures.

During the six months ended January 31, 2019, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items were unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS for fiscal 2019 to arrive at our non-GAAP financial measures.

In November 2018, we completed the disposition of our high quality water business in Canada, The resulted in a pre-tax gain of $1,313 through other income, net for the three and six months ended January 31, 2019. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

During the six months ended January 31, 2019, we recorded an adjustment to a minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for fiscal 2019 to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended January 31, 2020

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items (iii) business optimization and restructuring-related charges and (iv) loss on disposition of product line to arrive at non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended January 31, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (vi) gain on disposition of business and (v) tax matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended January 31,
(Unaudited)	2020		2019
Net (loss) income/Diluted EPS, as reported	$(2,263)	$(0.05)	$18,800	$0.45
Intangible amortization, net of tax(1)	7,967	0.19	3,452	0.09
Acquisition-related items, net of tax(2)	18,078	0.42	840	0.02
Restructuring-related charges, net of tax(3)	1,932	0.05	1,444	0.03
Gain on disposition of business, net of tax(4)	—	—	(929)	(0.02)
Loss on disposition of product line, net of tax(1)	130	—	—	—
Tax matters(5)	—	—	4	—
Non-GAAP net income/Non-GAAP diluted EPS	$25,844	$0.61	$23,611	$0.57
____________________________________________
(1)Amounts were recorded in general and administrative expenses.
(2)For the three months ended January 31, 2020, pre-tax acquisition-related items of $11,929 were recorded in cost of sales and $12,214 were recorded in general and administrative expenses. For the three months ended January 31, 2019, pre-tax acquisition-related items of $87 were recorded in net sales, $38 were recorded in cost of sales and $1,005 were recorded in general and administrative expenses.
(3)For the three months ended January 31, 2020, pre-tax restructuring-related items of $1,662 were recorded in cost of sales, and $2,562 were recorded in general and administrative expenses. For the three months ended January 31, 2019, pre-tax restructuring-related items of $2,013 were recorded in general and administrative expenses and a gain of $1,313 was recorded in other income.
(4)Amounts were recorded in other income, net.
(5)Amounts were recorded in income taxes.

Six Months Ended January 31, 2020

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) loss on disposition of product line and (v) excess tax expenses applicable to stock compensation, to arrive at non-GAAP net income and non-GAAP diluted EPS.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Six Months Ended January 31, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) gain on disposition of business, (vi) tax matters and (vii) litigation matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Six Months Ended January 31,
(Unaudited)	2020		2019
Net income/Diluted EPS, as reported	$3,504	$0.08	$38,042	$0.91
Intangible amortization, net of tax(1)	12,988	0.31	8,078	0.20
Acquisition-related items, net of tax(2)	30,598	0.72	2,189	0.05
Restructuring-related charges, net of tax(3)	5,284	0.13	2,085	0.05
Litigation matters(1)	—	—	134	—
Gain on disposition of business, net of tax(4)	—	—	(929)	(0.02)
Loss on disposition of product line, net of tax(1)	130	—	—	—
Excess tax benefits(5)	559	0.01	(997)	(0.02)
Tax matters(5)	—	—	900	0.02
Non-GAAP net income/Non-GAAP diluted EPS	$53,063	$1.25	$49,502	$1.19
____________________________________________
(1)Amounts were recorded in general and administrative expenses.
(2)For the six months ended January 31, 2020, pre-tax acquisition-related items of $16,700 were recorded in cost of sales and $24,020 were recorded in general and administrative expenses. For the six months ended January 31, 2019, pre-tax acquisition-related items of $304 were recorded in net sales, $92 were recorded in cost of sales and $2,560 were recorded in general and administrative expenses.
(3)For the six months ended January 31, 2020, pre-tax restructuring-related items of $2,818 were recorded in cost of sales, and $6,833 were recorded in general and administrative expenses. For the six months ended January 31, 2019, pre-tax restructuring-related items of $166 were recorded in cost of sales, $2,693 were recorded in general and administrative expenses and a gain of $1,313 was recorded in other income.
(4)Amounts were recorded in other income, net.
(5)Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

        We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures. We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
(Unaudited)	2020	2019	2020	2019
Net (loss) income, as reported	$(2,263)	$18,800	$3,504	$38,042
Interest expense, net	10,250	2,207	15,969	4,233
Income taxes	(391)	6,502	2,547	12,912
Depreciation	7,877	4,872	14,215	9,563
Amortization	8,974	4,511	15,003	10,552
(Gain) loss on disposal of fixed assets	(101)	606	66	839
Stock-based compensation expense	3,412	3,587	5,816	6,163
EBITDAS	27,758	41,085	57,120	82,304
Acquisition-related items	24,143	1,129	40,720	2,956
Restructuring-related charges(1)	3,728	1,497	9,095	2,239
Gain on disposition of business	—	(1,313)	—	(1,313)
Loss on disposition of product line	170	—	170	—
Litigation matters	—	—	—	163
Adjusted EBITDAS	$55,799	$42,398	$107,105	$86,349
________________________________________________
(1)Excludes stock-based compensation expense.

        Net Debt

        We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	January 31, 2020	July 31, 2019
Long-term debt (excluding debt issuance costs)	$925,250	$233,000
Less cash and cash equivalents	(58,730)	(44,535)
Net debt	$866,520	$188,465

Reconciliation of Net Sales Growth to Organic Sales Growth

        We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

        For the three months ended January 31, 2020, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	28.5%	1.9%	(0.8)%	171.0%	(21.9)%
Impact due to foreign currency translation	0.2%	0.3%	0.0%	—%	0.0%
Sales related to acquisitions/divestitures	(27.4)%	—%	2.4%	(168.1)%	—%
Organic sales growth	1.3%	2.2%	1.6%	2.9%	(21.9)%

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the six months ended January 31, 2020, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	21.2%	3.2%	(3.0)%	123.1%	(14.4)%
Impact due to foreign currency translation	0.4%	0.8%	0.0%	—%	0.0%
Sales related to acquisitions/divestitures	(18.6)%	—%	3.2%	(115.6)%	—%
Organic sales growth	3.0%	4.0%	0.2%	7.5%	(14.4)%

Hu-Friedy’s results are included as part of our Dental segment for the three months ended January 31, 2020. Hu-Friedy’s stand alone net sales growth was calculated as follows:

(Unaudited)	Three Months Ended January 31,		Percentage Change
	2020	2019
Net Sales(1)	$56,837	$53,092	7.1%
________________________________________________
(1)Prior period Hu-Friedy financial information was derived from unaudited financial statements prior to Cantel’s acquisition.
(dollar amounts in thousands except share and per share data or as otherwise specified)